Dated 17 June 2008

O2DIESEL CORPORATION

and

ENERGENICS HOLDINGS PTE LTD

AMENDING AND RESTATING AGREEMENT

---

relating to
a common stock and warrant purchase agreement
dated 17 October 2007

INDEX

THIS AGREEMENT is made on 2008 OTC BULLETIN BOARD

BETWEEN

(1) **O2DIESEL CORPORATION**, a Delaware corporation, with file number 3857061 and publicly traded on the ~~American Stock Exchange~~ and having its Principal Executive Offices at 100 Commerce Drive, Suite 301, Newark, Delaware 19713 (the "**Company**"); and

(2) **ENERGENICS HOLDINGS PTE LTD**, a company incorporated in Singapore with registration number 200612991G and having its registered office at 7 Temasek Boulevard, #04-01A Suntec Tower One, Singapore 038987 (the "**Purchaser**").

BACKGROUND

(A) By a common stock and warrant purchase agreement dated 17 October 2007 (the "**Purchase Agreement**") and made between (i) the Company and (ii) the Purchaser, the Company agreed to sell and issue and the Purchaser agreed to purchase certain Shares and Warrants as set out in, and on the terms and conditions of, the Purchase Agreement.

(B) Notwithstanding that the Purchase Agreement contemplated that closing of the sale and purchase of the Shares and Warrants would be completed on 26 October 2007 (or such other date as the Company and the Purchaser may agree)(section 2.1 of the Purchase Agreement) and that either party would have the right to terminate the Purchase Agreement if Closing had not occurred by 16 November 2007 (section 9.1 of the Purchase Agreement), completion of the sale and purchase of the Shares was consummated as contemplated but Closing did not take place in relation to the issuance of the Warrants.

(C) Neither party having exercised its rights under section 9.1 of the Purchase Agreement as described above to terminate the Purchase Agreement, the parties now wish to amend and restate the Purchase Agreement to reflect the basis on which the Warrants will now be issued and to confirm that the Purchase Agreement remains in full force and effect, as so amended and restated.

(D) This Agreement sets out the terms and conditions on which the Company and the Purchaser agree, with effect on and from the Effective Date, to certain changes to the Purchase Agreement as set out in this Agreement.

IT IS AGREED as follows:

1 INTERPRETATION

1.1 Defined expressions. Words and expressions defined in the Purchase Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2 Definitions. In this Agreement (including the Recitals), unless the contrary intention appears:

"**Amended and Restated Purchase Agreement**" means the Purchase Agreement as amended and restated by this Agreement in the form set out in the Appendix to this Agreement;

"**Effective Date**" means the date of this Agreement; and

"**Purchase Agreement**" means the common stock and warrant purchase agreement dated 17 October 2007 first referred to in Recital (A).

2 AMENDMENT AND RESTATEMENT OF PURCHASE AGREEMENT

With effect from the Effective Date, the Purchase Agreement shall be, and shall be deemed by this Agreement to be, amended and restated in the form of the Amended and Restated Purchase Agreement; and, as so amended and restated, the Purchase Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

3 REPRESENTATIONS AND WARRANTIES

Each of the Company and the Purchaser represents and warrants to the other that the representations and warranties given by them in sections 3 and 4 respectively of the Purchase Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4 NOTICES

The provisions of section 9.6 (Notices, etc.) of the Purchase Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

5 COUNTERPARTS

This Agreement may be executed in any number of counterparts and by each of the parties on a separate counterpart, each of which when executed and delivered shall constitute an original, but all counterparts shall together constitute but one and the same instrument.

6 GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

7 JURISDICTION

The provisions of section 9.12 (Designation of Forum and Consent to Jurisdiction) of the Purchase Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed and delivered as a Deed on the date stated at the beginning of this Agreement.

EXECUTION PAGE

EXECUTED AS A DEED by)
)
for and on behalf of)
O2DIESEL CORPORATION)
in the presence of:)

EXECUTED AS A DEED by)
)
for and on behalf of)
ENERGENICS HOLDINGS PTE LTD)
in the presence of:)